UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 18, 2013

SHORE BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-22345	52-1974638
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

18 East Dover Street, Easton, Maryland 21601

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (410) 763-7800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 16, 2013, Shore Bancshares, Inc. (the “Company”) issued a press release announcing the appointment of Lloyd L. "Scott" Beatty, Jr. as the Company’s Chief Executive Officer, which will be effective as of June 1, 2013. Mr. Beatty will succeed W. Moorhead Vermilye, who will move into the role of Senior Business Development Officer of The Talbot Bank of Easton, Maryland, a wholly-owned subsidiary of the Company (“Talbot Bank”), and will remain as a director of the Company and Talbot Bank.

Mr. Beatty, age 60, has served as a director of the Company since December 2000 and has been a director of Talbot Bank since 1992. Mr. Beatty currently serves as the President and Chief Operating Officer (“COO”) of the Company, a position he has held since January 1, 2011, and he previously served as Executive Vice President and COO since August 2007. Prior to that and since October 2004, Mr. Beatty has been employed by the Company in various executive level operating officer capacities. Prior to joining the Company, Mr. Beatty was the Chief Operating Officer of Darby Overseas Investments, LP, a global private equity firm, and President of Darby Advisors, Inc., a privately held family investment business, from 1998 to 2005. Mr. Beatty was also a practicing certified public accountant for 25 years and a principal in the accounting firm Beatty, Satchell & Company from 1977 to 1998.

For further information about this appointment, see the full text of the press release issued, which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibits that are filed or furnished with this report are listed in the Exhibit Index that immediately follows the signatures hereto, which list is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHORE BANCSHARES, INC.

Dated: April 18, 2013	By:	/s/ W. Moorhead Vermilye
W. Moorhead Vermilye Chief Executive Officer

EXHIBIT INDEX

Exhibit

Number	Description

99.1	Press release dated April 16, 2013 (filed herewith).